                                                                   EXHIBIT 4.1
                                                                   -----------

                                AMENDMENT NO. 1
                              TO RIGHTS AGREEMENT

     This Amendment No. 1 to Rights Agreement (this "Amendment"), dated as of June 27, 2000 is an amendment to the Rights Agreement, dated as of February 6, 1998 (the "Rights Agreement"), between Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), and First Chicago Trust Company, a Division of Equiserve, a New York corporation, (as successor to First Chicago Trust Company of New York, a New York corporation) (the "Rights Agent").

                                    RECITALS

     WHEREAS, the Company proposed to enter into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof with Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("PPAP"), Mack-Cali Realty Corporation, a Maryland corporation ("Mack-Cali"), and Mack-Cali Realty, L.P., a Delaware limited partnership ("Mack-Cali Partnership"), pursuant to which the Company will merge with and into Mack-Cali and PPAP will merge with and into Mack-Cali Partnership on the terms set forth therein; and

     WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent wish to amend the Rights Agreement to reflect the foregoing as set forth herein;

     NOW THEREFORE, the parties hereto agree as follows:

     Section 1.  Amendments.
                 ----------

          (a) Section 1(a) of the Rights Agreement is amended by adding the following language to the end of the first sentence thereof:

          ", or (d) Mack-Cali Realty Corporation, a Maryland corporation ("Mack-Cali"), Mack-Cali Realty, L.P., a Delaware limited partnership ("Mack-Cali Partnership"), or any of their Affiliates or Associates by virtue of approval, execution or delivery of the Agreement and Plan of Merger, to be entered into as of June 27, 2000, by and among Mack-Cali, Mack-Cali Partnership, the Company and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership, as it may be amended from time to time in accordance with its terms (the "Merger Agreement"), or by virtue of the consummation of any of the transactions contemplated by the Merger Agreement."

          (b) Section 1(h) of the Rights Agreement is amended by adding the following sentence at the end thereof:
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          "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of the approval, execution or delivery of the Merger Agreement or by virtue of the consummation of the transactions contemplated by the Merger Agreement."

          (c) Section 1(a)(s) of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred by virtue of the approval, execution or delivery of the Merger Agreement or by virtue of the consummation of the transactions contemplated by the Merger Agreement."

          (d) Section 1(a)(t) of the Rights Agreement is amended by adding the following at the end thereof:

          "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred by virtue of the approval, execution or delivery of the Merger Agreement or by virtue of the consummation of the transactions contemplated by the Merger Agreement.

          (e) Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, this section 11(a) shall not apply to the approval, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."

          (f) Section 13 of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, this Section 13 shall not apply to the Merger Agreement or the transactions contemplated thereby."

     Section 2.  Effectiveness.  This Amendment shall become effective as of,
                 -------------
and immediately prior to, the execution and delivery of the Merger Agreement. Except as set forth in Section 1 hereof, the terms and provisions of the Rights Agreement remain in full force and effect and are hereby ratified and confirmed.

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     Section 3.  Authority.  Each party represents that such party has full
                 ---------
power and authority to enter into this Amendment and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     Section 4.  Governing Law.  This Amendment shall be deemed to be a contract
                 -------------
made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed within such State.

     Section 5.  Counterparts.  This Amendment may be executed in one or more
                 ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same.

                           [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                 PRENTISS PROPERTIES TRUST



By: /s/ THOMAS F. AUGUST                By: /s/ MICHAEL V. PRENTISS
    --------------------------------        -----------------------------------
    Name:  Thomas F. August                 Name:  Michael V. Prentiss
    Title: President and CEO                Title: Chairman



Attest:                                 FIRST CHICAGO TRUST COMPANY, a
                                        Division of Equiserve



By: /s/ MARK GHERZO                          /s/ MICHAEL S. DUNCAN
    --------------------------------    By:  ----------------------------------
    Name:  Mark Gherzo                       Name:  Michael S. Duncan
    Title: Assistant Vice President,         Title: Director, Corporate Actions
           Corporate Actions

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